Exhibit 10.7

OPTION AGREEMENT

      This Option Agreement (the “Agreement”) is executed as of this 7th day of July, 2003 by and between OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation (“Lessor”), and AHC PROPERTIES, INC., a Delaware corporation (“Lessee”).

      The circumstances underlying the execution of this Agreement are as follows:

RECITALS:

A.        As of June 14, 1999, Lessor and Lessee entered into a Master Lease pursuant to which Lessor leased to Lessee certain facilities, including the facilities identified on Exhibit A of this Agreement (the facilities set forth on Exhibit A are herein referred to as “Omega Facilities”.) The Omega Facilities are more particularly defined and described below.

B.        The Master Lease was amended by the Forbearance Agreement and Amendment to Master Leases dated as of January 31, 2002, among the Omega Entities and the Alterra Entities, and by a Second Amendment to Master Leases dated of even date herewith (as amended through and including the date of this Agreement, the “Master Lease”).

C.        In accordance with a Settlement Agreement executed among Lessor, Lessee and certain related parties dated as of June 4, 2003, Lessor has agreed to grant Lessee an option to purchase the Omega Facilities upon the terms and conditions set forth herein.

      NOW, THEREFORE, the parties agree as follows:

      1.        Defined Terms. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning ascribed to such terms in the Master Lease. “Omega Facilities” means that part of the Leased Property, as that term is defined in the Master Lease, that is located at, and used solely in connection with, the facilities identified on Exhibit A. “Omega Facilities” specifically excludes:

(a)     any of the Land, Leased Improvements, Related Rights or Lessor's Personal Property that is located at, or used in connection with, any facilities not identified on Exhibit A;

(b)      all tradenames and trademarks related to the corporate name of Lessor and related tradenames and trademarks;

(c)     cash, general intangibles (other than (i) permits, licenses, approvals and authorizations issued, granted or given for the benefit of the Omega Facilities by or under the authority of any federal, state or local governmental or quasi-governmental agency, authority, official or tribunal that may be assigned without cost or consent and (ii) rights to payments, reimbursements, or refunds from the United States, any State, any insurer, municipality, public utility or other agency, individual or entity, including without limitation, real estate and personal property tax refunds, payments, reimbursements and deposits with respect to the Omega Facilities, each to the extent that such rights to payments, reimbursements, refunds or deposits relate to expenses paid or services rendered by Lessee or Manager during the Term), accounts, accounts receivable, deposits (including, without limitation, bank and demand deposit accounts), insurance policies, and contract rights of the Lessor, other than any accounts, accounts receivable, deposits, policies or rights relating to expenses paid or services rendered by Lessee or Manager during the Term;

(d)     books, records and financial statements of Lessor;

(e)     rights to payments, reimbursements or refunds from the United States of America, any State, or municipality relating to income taxes paid by Lessor;

(f)     all permits, licenses, approvals and authorizations issued, granted or given by or under the authority of any federal, state or local governmental or quasi-governmental agency, authority, official or tribunal which are not assignable, for which consent to assignment is not obtained, or for which an assignment will cause Lessor to incur costs (unless Lessee agrees to bear such costs on Lessor's behalf); and

(g)     actions, suits, claims, rights and choses in action, instruments, promissory notes, and documents owned by Lessor.

       2.     Grant of Option. In consideration of the execution of the Second Amendment to Master Leases dated as of the same date as this Agreement, Lessor hereby grants to Lessee the Option (as defined below) to buy the Omega Facilities in accordance with, and subject to the terms and conditions of, this Agreement. The Option granted herein may be exercised only with respect to all of the Omega Facilities, and may not be exercised in part or with respect to less than all the Omega Facilities; provided, however, in the event that the Master Lease is hereafter terminated as to one (1) or more of the Omega Facilities, whether as a result of mutual agreement of Lessee and Lessor or pursuant to the exercise of a right to terminate granted under the Master Lease or the other Transaction Documents (as defined in the Master Lease), then the Option shall be automatically amended to delete such Omega Facility and to reduce the Purchase Price (as defined below) in accordance with the allocation of the Purchase Price set forth on Exhibit C.

      3.     Exercise of Option. So long as the Master Lease remains in effect and no Event of Default has occurred and is continuing under the Master Lease, Lessee shall have the option (the “Option”) described in this Agreement to purchase the Omega Facilities. The Option shall be exercisable by Lessee at any time during the Term of the Master Lease. Lessee shall exercise the option by delivering Notice thereof to Lessor before the expiration of the Term of the Master Lease, together with a non-refundable deposit in the amount of One Hundred Thousand Dollars ($100,000) (the “Deposit”). The Deposit shall be deemed to be fully earned by Lessor upon Lessor's receipt thereof, and shall only be returned to Lessee under certain circumstances as more particularly set forth below.

      4.     Purchase Price. If Lessee exercises its option to purchase the Omega Facilities as set forth in this Agreement, the purchase price for the Omega Facilities to be paid by Lessee shall be Fifteen Million Nine Hundred Fifty Thousand Nine Hundred Fifty Three and 00/100 Dollars ($15,950,953.00) (the “Purchase Price”); provided, however, that on January 1, 2004, and on the first day of each calendar year during the Term of the Master Lease thereafter, the Purchase Price shall be increased from the amount in effect on the immediately preceding December 31 by two and one-half percent (2 1/2%). The Purchase Price shall be payable by Lessee in immediately available funds at Closing (as defined below). The Deposit shall be applied against the Purchase Price at Closing. Lessee shall also pay the cost of any revenue or transfer stamps required to be affixed to the deeds, and all reasonable expenses, disbursements and attorneys' fees incurred by Lessor in the sale transaction.

      5.        Conveyance(s); State of Title; Title Insurance. On the Closing Date (as defined below), Lessor shall, upon receipt from Lessee of the Purchase Price, together with full payment of any unpaid Rent due and payable with respect to any period (prorated on a per diem basis, if appropriate) ending on or before the Closing Date, deliver to Lessee one or more limited or special warranty deeds conveying that part of the Omega Facilities that is real property, warranting that during the period of Lessor's ownership Lessor committed no act or omission by which the real estate being conveyed has been encumbered except for (i) the matters set forth on Exhibit B and (ii) other nonmonetary easements or encumbrances to which Lessee consented during the Term. Lessor shall deliver with the deeds a Bill of Sale for that portion of the Leased Property of the Omega Facilities that is personal property, which Bill of Sale shall be delivered without warranty or recourse of any kind with respect to Lessee's Personal Property and with a limited warranty as to Lessor's Personal Property, which limited warranty shall relate only to matters arising from acts or omissions of Lessor during the period of Lessor's ownership of the Omega Facilities. The deeds and Bill of Sale shall in any event be subject to the following:

5.1     The Master Lease, and all real estate taxes, assessments, water charges, requirements of municipal or other governmental authorities, or other covenants, agreements, matters or things which are the obligation of Lessee to pay, comply with, conform to or discharge under the provisions of the Master Lease;

5.2     All liens, encumbrances, violations, charges or conditions that are due to any act or omission of Lessee;

5.3     The exceptions to title set forth on Exhibit B to this Option; and

5.4     Such other exceptions to title set forth in the Title Policy (as defined below).

      Within fourteen (14) days after the exercise of the Option by Lessee, Lessor shall order (for delivery to Lessee) a title commitment or commitments (the “Title Commitments”) for the Omega Facilities, with correct copies of all recorded instruments shown or scheduled as requirements or exceptions thereon. If within ten (10) days of the receipt of the Title Commitments and all such copies, Lessee determines that the matters listed in the Title Commitments are not acceptable to Lessee, then Lessee shall provide Lessor with a written list of Lessee's objection to title (the “Objections”); provided, however, that Lessee may not object to the matters described in Section 5.1, 5.2 or 5.3 above. Lessor will cause any Objections arising solely out of liens against the

Premises arising from the acts or omissions of Lessor (“Lessor Liens”) to be discharged at or before Closing (which at Lessor's option may be accomplished using the sale proceeds paid by Lessee under this Agreement with any shortfall to be paid by Lessor in cash at Closing). Except with respect to any Lessor Liens, if Lessor is unable or unwilling to eliminate one or more of the Objections and so notifies Lessee, then Lessee may either (1) proceed to close and, by doing so, waive any such Objections that Lessor is unable or unwilling to eliminate; or (2) terminate this Agreement by written notice to Lessor, in which case Lessee shall be entitled to a return of the Deposit. At closing, Lessor shall deliver to Lessee, at Lessor's expense, a standard owner's policy of title insurance (the “Title Policy”) with respect to the Omega Facilities in the amount of the Purchase Price and subject only to the exceptions permitted by this Agreement. Any endorsements to the Title Policy shall be at Lessee's expense.

      6.     Lessor's Right to Sell. Notwithstanding the Option granted to Lessee as set forth in this Agreement, Lessor shall have the right, at any time to sell any of the Omega Facilities to any person, provided that each such sale is made expressly subject to the Master Lease and this Agreement. Upon any such sale, the purchaser shall be deemed to have assumed the obligations of “Lessor” with respect to such Omega Facilities and Omega Healthcare Investors, Inc. shall be released from its obligations as “Lessor” under this Agreement with respect to such Omega Facilities.

      7.        LESSEE ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, LESSOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO: (I) VALUE; (II) THE INCOME TO BE DERIVED FROM THE OMEGA FACILITIES; (III) THE SUITABILITY OF THE OMEGA FACILTIES FOR ANY AND ALL ACTIVITIES AND USES WHICH LESSEE MAY CONDUCT THEREON, INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT; (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE OMEGA FACILITIES; (V) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE OMEGA FACILITIES; (VI) THE NATURE, QUALITY OR CONDITION OF THE OMEGA FACILITIES, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (VII) THE COMPLIANCE OF OR BY THE OMEGA FACILITIES OR THEIR OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (VIII) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (IX) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT, THE U. S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C. F. R., PART 261,

THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING; (X) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE OMEGA FACILITIES; (XI) THE CONTENT, COMPLETENESS OR ACCURACY OF THE DUE DILIGENCE MATERIALS OR PRELIMINARY REPORT REGARDING TITLE; (XII) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO LESSEE; (XIII) THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS; (XIV) DEFICIENCY OF ANY UNDERSHORING; (XV) DEFICIENCY OF ANY DRAINAGE; (XVI) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY; OR (XVII) WITH RESPECT TO ANY OTHER MATTER. LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO OCCUPY AND INSPECT THE OMEGA FACILITIES AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING IT, LESSEE IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE OMEGA FACILITIES AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY LESSOR. LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO LESSEE OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF LESSOR WITH RESPECT TO THE OMEGA FACILITIES WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT LESSOR HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. LESSOR IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE OMEGA FACILITIES AND AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS, AND THAT LESSOR HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN. LESSEE REPRESENTS, WARRANTS AND COVENANTS TO LESSOR THAT, EXCEPT FOR LESSOR'S EXPRESS REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND IN THE INSTRUMENTS TO BE DELIVERED AT CLOSING, LESSEE IS RELYING SOLELY UPON LESSEE'S OWN INVESTIGATIONS.

      8.     Closing. The consummation of the transaction contemplated by this Agreement (the “Closing”) shall occur on a date mutually acceptable to Lessor and Lessee, but in any event on a date not more than sixty (60) days after the date Lessee exercises the Option (the “Closing Date”). The Closing shall take place at the offices of the title company issuing the Title Policy, or at such other place as is mutually acceptable to Lessor and Lessee.

      9.     Commissions. Lessor and Lessee represent and warrant to each other that no real estate commission, finder's fee or the like is due and owing to any person in connection with this Agreement. Lessor and Lessee agree to save, indemnify and hold the other respective party harmless from and against any and all claims, liabilities or obligations for brokerage, finder's fees or the like in connection with this Agreement or the transactions contemplated hereby, asserted by any person on the basis of any statement or act alleged to have been made or taken by Lessor or Lessee, respectively.

      10.     Memorandum of Option. Lessor and Lessee shall, within thirty (30) days after the date hereof, enter into a Memorandum of this Option, counterparts of which shall be recorded in the appropriate recording offices in the jurisdiction in which each of the Omega Facilities is located. Lessee shall pay all costs and expenses of recording such memorandum of this Option.

      11.     Default; Remedies. In the event that either party hereunder fails to perform their respective duties or obligations hereunder (a “Defaulting Party”), the other party (“NonDefaulting Party”) shall give Notice thereof and, if the Defaulting Party fails to remedy such default within a ten (10) day period, the NonDefaulting Party's remedies shall be as follows: (i) Lessor's sole and exclusive remedy shall be to retain the Deposit as full liquidated damages, and not as a penalty, the parties hereby acknowledging Lessor's actual damages will be difficult, if not impossible, to calculate under the circumstances, and Lessor hereby waiving and releasing any right to pursue any other remedy hereunder, at law, in equity or otherwise, including without limitation the remedies of specific performance and damages, and (ii) Lessee may pursue any and all rights and remedies available hereunder at law, in equity, or otherwise, including without limitation an action for specific performance or damages. In no event will any default hereunder result in any termination of the Master Lease.

      12.     General Provisions.

12.1     Entire Agreement. This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

12.2     Amendments. No amendment, modification or termination of this Agreement shall be binding on any party hereto unless it is in writing and is signed by the party to be charged, except as provided in Section 3, above.

12.3     Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

12.4     Successors and Assigns; Assignments. The duties, obligations, rights and privileges of Lessor and Lessee hereunder shall be binding upon and inure to the benefit of their successors and assigns. Lessee shall have the right to freely assign its rights hereunder without Lessor's consent to one or more persons or entities, provided that in the event that Lessee assigns to one or more persons or entities, Lessor shall not be obligated to consummate the sale unless all such assignees simultaneously close as to all Omega Facilities.

12.5     Third Parties. Nothing herein expressed or implied is intended or shall be construed to give any person other than the parties hereto any rights or remedies under this Agreement.

12.6        Joint Preparation. This Agreement shall be deemed to have been prepared jointly by the parties hereto. Any ambiguity herein shall not be interpreted against any party hereto and shall be interpreted as if each of the parties hereto had prepared this Agreement.

12.7        Rules of Construction. In this Agreement, words in the singular number include the plural, and in the plural include the singular; words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word “or” is disjunctive but not exclusive. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

12.8        Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

12.9        Master Lease. Nothing contained in this Agreement shall be construed as in any way modifying or limiting the effect of terms or conditions set forth in the Master Lease, but each and every term and condition hereof shall be in addition thereto. All notices to given under this Agreement shall be given pursuant to the terms of the Master Lease.

12.10        Enforcement. In the event of any action to enforce this Agreement, the party that does not prevail agrees to pay the costs and expenses of the party that prevails in such action, together with reasonable attorneys' fees (including fees incurred in appeals and post-judgment enforcement proceedings).

12.11        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Michigan, except that the laws of the State where each Omega Facility is located shall govern this Agreement (i) to the extent necessary to obtain the benefit of the rights and remedies of Lessor and Lessee with respect to such facility and (ii) with respect to procedural requirements that are governed by the laws of such state.

12.12        Jurisdiction. LESSEE CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF THE STATE OF MICHIGAN AND AGREES THAT ALL DISPUTES CONCERNING THIS AGREEMENT BE HEARD IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF MICHIGAN. LESSEE AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED UPON IT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATE OF MICHIGAN AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN THE STATE, AND FEDERAL COURTS OF THE STATE OF MICHIGAN.
Signatures on following page.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date first written above.

LESSEE:
AHC PROPERTIES, INC., a Delaware corporation

By: /s/ Kristin A. Ferge
Name:        Kristin A. Ferge
Title:         Vice President

 LESSOR:
OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation

By: /s/ Daniel J. Booth
Name:         Daniel J. Booth
Title:         Chief Operating Officer

EXHIBIT A

Alterra Sterling House of Bloomington
3802 South Sare Road
Bloomington, IN 47401

Alterra Sterling House of Kokomo
3025 West Sycamore Road
Kokomo, IN 46901

Alterra Clare Bridge Cottage of
SW Oklahoma City
10001 South May Avenue
Oklahoma City, OK 73159

Alterra Clare Bridge Cottage of
Goodlettsville I
3001 Business Park Circle
Goodlettsville, TN 37072

Alterra Sterling House of Briargate
7560 Lexington Drive
Colorado Springs, CO 80920